EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT


                                                               Percentage
                                                               of voting
                                                               securities
                                   Incorporated                owned by
                                    under the                  immediate
Name                                 laws of       Parent      parent
----                               ------------    ------      ----------

CompuDyne Corporation *             Nevada       Registrant
SYSCO Security Systems, Inc.*       Nevada       CompuDyne Corp.    100%
CompuDyne Corp. of Maryland *       Maryland     CompuDyne Corp.    100%
Quanta Systems Corporation *        Connecticut  CompuDyne Corp.    100%
CompuDyne, Inc.**                   Delaware     CompuDyne Corp.    100%
CorrLogic, Inc. *                   Nevada       CompuDyne Corp.    100%
Norment Security Group, Inc. *      Delaware     CompuDyne Corp.    100%
Norshield Corporation     *         Alabama      CompuDyne Corp.    100%
Norment Industries S.A. (Pty) Ltd.  South Africa Norment Sec.
                                                 Group, Inc.        100%
Fiber SenSys, Inc. *                Oregon       CompuDyne Corp.    100%
Tiburon, Inc. *                     Virginia     CompuDyne Corp.    100%


 Note:    *   All subsidiaries of the Registrant as of December 31, 2002, are included in the consolidated financial statements of the Registrant.

         ** CompuDyne, Inc. filed for petition in bankruptcy on December 31, 1991.